EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 1, 2016, ARI Network Services, Inc. (“ARI” or the “Company”), completed its acquisition of substantially all of the assets of Auction 123 Inc. (“Auction 123”), pursuant to the terms of the Asset Purchase Agreement dated as of November 1, 2016 (the "Asset Purchase Agreement"). Consideration for the acquisition included, (1) a cash payment equal to $10,250,000; (2) a cash holdback equal to $250,000; and (3) a contingent earn-out purchase price payable in two installments and contingent upon the attainment of specific revenue goals related to a specific customer, subject to adjustment upon the final working capital settlement in accordance with the Asset Purchase Agreement.

The (1) unaudited pro forma condensed combined statements of operations for the three months ended October 31, 2016 and the year ended July 31, 2016 for the Company, based on the Company’s unaudited statement of operations for the three-month period ended October 31, 2016 and fiscal year ended July 31, 2016 and Auction 123’s unaudited statement of operations for the three-month period ended August 31, 2016 and fiscal year ended May 31, 2016, and (2) the unaudited pro forma condensed balance sheet for ARI as of October 31, 2016, based on the Company’s unaudited balance sheet as of October 31, 2016 and Auction 123’s unaudited balance sheet as of August 31, 2016, illustrate the estimated effect of the acquisition of Auction 123 on the Company’s financial statements.  The unaudited pro forma condensed combined financial statements are based on certain estimates and assumptions made with respect to the combined operations of ARI and Auction 123, which the Company believes are reasonable. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position of ARI or Auction 123 that actually would have been achieved had the acquisition of Auction 123 been completed on the assumed dates, or to project the Company's results of operations or financial position for any future date or period. The unaudited pro forma condensed combined statement of operations gives pro forma effect to the acquisition as if it had occurred at the beginning of the periods presented for each Company. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the acquisition as if it had occurred on the balance sheet dates presented for each Company.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with the following:

(1)

the ARI audited consolidated financial statements as of and for the year ended July 31, 2016, and the notes thereto included in the Company's Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (“SEC”) on October 28, 2016;

(2)

The ARI unaudited condensed consolidated financial statements as of and for the three months ended October 31, 2016, and the notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on December 15, 2016.

(3)

the Auction 123 audited financial statements as of and for the year ended May 31, 2016, and the notes thereto, attached as Exhibit 99.3 to ARI’s amended Current Report on Form 8-K/A filed with the SEC on January 12, 2017.

(4)

The Auction 123 unaudited condensed financial statements as of and for the three months ended August 31, 2016, and the notes thereto, attached as Exhibit 99.3 to ARI’s amended Current Report on Form 8-K/A filed with the SEC on January 12, 2017.

The acquisition is being accounted for using the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method, the total consideration transferred to consummate the acquisition is being allocated to the tangible and intangible assets acquired and liabilities assumed based on extensive judgments and estimates of their respective fair values as of the closing date of the acquisition. Accordingly, the allocation of the consideration transferred in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed. Such adjustments could be significant. The final valuation is expected no later than twelve months after the acquisition date.

For income tax purposes, the acquisition is a taxable business combination. The ARI tax basis in the assets acquired and liabilities assumed will be equal to fair market value as of the acquisition date, and thus the basis for financial reporting and tax purposes will generally be the same.

The historical consolidated financial statements of the Company have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the unaudited condensed combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect any operating cost synergy savings that the combined company may achieve as a result of the acquisition, or the costs necessary to achieve these operating synergies.

ARI Network Services, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(Dollars in Thousands, Except per Share Data)

	ARI	Auction 123
	October 31	August 31	Pro Forma		Pro Forma
	2016	2016	Adjustments (1)	Notes	Combined
ASSETS
Cash and cash equivalents	$5,617	$2,223	$(4,313)	(a), (b ), (c )	$3,527
Receivables, net	1,817	805	—		2,622
Prepaid expenses and other	755	123	—		878
Deferred income taxes	2,892	—	—		2,892
Total current assets	11,081	3,151	(4,313)		9,919
Net fixed assets	2,372	209	—		2,581
Net capitalized software product costs	5,119	—	—		5,119
Deferred income taxes	1,123	—	—		1,123
Other long-term assets	—	530	(530)	(c )	—
Other intangible assets	7,518	—	6,000	(d )	13,518
Goodwill	21,634	—	5,410	(e )	27,044
Total non-current assets	37,766	739	10,880		49,385
Total assets	$48,847	$3,890	$6,567		$59,304

LIABILITIES
Current portion of long-term debt	$2,510	$7	$60	(a ), (c )	$2,577
Current portion of contingent liabilities	273	—	250	(b )	523
Accounts payable	785	140	—		925
Deferred revenue	5,818	12	—		5,830
Accrued payroll and related liabilities	2,327	81	—		2,408
Accrued sales, use and income taxes	252	2	—		254
Other accrued liabilities	707	346	(34)	(c )	1,019
Current portion of capital lease obligations	50	—	—		50
Total current liabilities	12,722	588	276		13,586
Long-term debt	6,031	13	8,080	(a ), (c )	14,124
Capital lease obligations	51	—	—		51
Other long-term liabilities	155	—	1,500	(b )	1,655
Total non-current liabilities	6,237	13	9,580		15,830
Total liabilities	18,959	601	9,856		29,416

SHAREHOLDERS' EQUITY
Cumulative preferred stock	—	—	—		—
Junior preferred stock	—	—	—		—
Common stock, par value $.001 per share, 25,000,000 shares authorized; 17,445,532 shares issued and outstanding at October 31, 2016	17	—	—		17
Additional paid-in capital	115,571	26	(26)	(f )	115,571
Accumulated (deficit) earnings	(85,694)	3,263	(3,263)	(f )	(85,694)
Other accumulated comprehensive income	(6)	—	—		(6)
Total shareholders' equity	29,888	3,289	(3,289)		29,888
Total liabilities and shareholders' equity	$48,847	$3,890	$6,567		$59,304

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements

(1)See Note 4 to the for detailed explanations regarding pro forma adjustments.

.

ARI Network Services, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except per Share Data)

	ARI	Auction 123
	Three months ended	Three months ended
	October 31,	August 31,	Pro Forma		Pro Forma
	2016	2016	Adjustments(1)	Notes	Combined
Net revenue	$12,272	$1,236	$—		$13,508
Cost of revenue	2,289	215	90	(h )	2,594
Gross profit	9,983	1,021	(90)		10,914
Net operating expenses	9,215	487	41	(g ), (h )	9,743
Operating income (loss)	768	534	(131)		1,171
Other income (expense):
Interest expense	(108)	7	(82)	(i )	(183)
Other, net	1	—	—		1
Total other income (expense)	(107)	7	(82)		(185)
Income before provision for income tax	661	541	(213)		989
Income tax expense	(305)	—	(131)	(j )	(436)
Net income	$356	$541	$(344)		$553

Weighted average common shares outstanding:
Basic	17,424	—	—		17,424
Diluted	17,929	—	—		17,929

Net income per common share:
Basic	$0.02	$—	$—		$0.03
Diluted	$0.02	$—	$—		$0.03

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

(1)See Note 4 to the for detailed explanations regarding pro forma adjustments.

ARI Network Services, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except per Share Data)

	ARI	Auction 123
	Fiscal year ended	Fiscal year ended
	July 31,	May 31,	Pro Forma		Pro Forma
	2016	2016	Adjustments(1)	Notes	Combined
Net revenue	$47,693	$4,544	$—		$52,237
Cost of revenue	8,806	899	360	(h )	10,065
Gross profit	38,887	3,645	(360)		42,172
Net operating expenses	35,343	2,175	585	(g ), (h )	38,103
Operating income (loss)	3,544	1,470	(945)		4,069
Other income (expense):
Interest expense	(460)	1	(326)	(i )	(785)
Other, net	10	—	—		10
Total other income (expense)	(450)	1	(326)		(775)
Income before provision for income tax	3,094	1,471	(1,271)		3,294
Income tax expense	(1,351)	—	(80)	(j )	(1,431)
Net income	$1,743	$1,471	$(1,351)		$1,863

Weighted average common shares outstanding:
Basic	17,218	—	—		17,218
Diluted	17,710	—	—		17,710

Net income per common share:
Basic	$0.10	$—	$—		$0.11
Diluted	$0.10	$—	$—		$0.11

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

(1)See Note 4 to the for detailed explanations regarding pro forma adjustments.

ARI NETWORK SERVICES, INC.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of ARI and Acution 123 as of October 31, 2016 and August 31, 2016, respectively, for the three months ended October 31, 2016 and August 31, 2016 and for the years ended July 31, 2016 and May 31, 2016.  The unaudited pro forma condensed combined statements of operations and balance sheet give effect to the acquisition of certain Auction 123 assets and liabilities as if it occurred at the beginning of the earliest period for statement of operations purposes, and on the date of the balance sheet for balance sheet purposes.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined results of operations or financial condition had the acquisition been completed as of the dates indicated. The unaudited pro forma condensed combined financial information does not purport to project future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements, and the related pro forma adjustments described in Note 4, do not reflect any operating cost synergy savings that the combined company may achieve as a result of the acquisition, or the costs necessary to achieve these operating synergies.

Certain amounts for Auction 123 have been reclassified to conform to the ARI current presentation.

Note 2. Preliminary Estimated Purchase Price

The total preliminary estimated purchase price for the Auction 123 assets, based on the unaudited pro forma condensed combined balance sheet, was $12,000,000 which included, (1) a cash payment equal to $10,250,000; (2) a cash holdback of $250,000; and (2) a contingent earn-out purchase price payable in two installments and contingent upon the attainment of specific revenue goals related to a specific customer.  The preliminary purchase price to be transferred is as follows (in thousands):

Preliminary Estimated
Purchase Price
(in thousands)
Cash	$10,250
Cash holdback	250
Preliminary fair value of contingent earn-out	1,500
Preliminary estimated purchase price	$12,000

The final purchase price is subject to post-closing adjustments pursuant to the terms of the Asset Purchase Agreement and to completion of the final valuation of the net assets acquired. The final valuation is expected to be completed as soon as is practicable but no later than 12 months after the closing date of the acquisition and could have a material impact on the preliminary purchase price noted above.

Note 3. Estimate of Assets to be acquired

Under the acquisition method of accounting, the total preliminary estimated purchase price as shown in Note 2 is allocated to the acquired Auction 123 tangible and intangible assets (both definite and indefinite-lived) and assumed Auction 123 liabilities based on their estimated fair values as of the November 1, 2016 acquisition closing date.

The allocation of the consideration transferred to effect the acquisition is preliminary. The final purchase price is subject to post-closing adjustments pursuant to the terms of the purchase agreement and to completion of the final valuation of the net assets acquired. The final valuation is expected to be completed as soon as is practicable but no later than 12 months after the closing date of the acquisition and could have a material impact on the preliminary estimate of assets to be acquired.

The preliminary estimate of assets to be acquired and liabilities to be assumed by ARI based on the unaudited pro forma condensed combined balance sheet is as follows (in thousands, includes impact of pro forma balance sheet adjustments (described in Note 4):

Preliminary Purchase
Price Allocation
(in thousands)
Current assets	$928
Fixed assets and other long-term assets	209
Intangible assets	6,000
Goodwill	5,410
Assumed liabilities	(547)
Preliminary estimated purchase price	$12,000

Note 4. Pro Forma Adjustments

Adjustments included in the column under the heading "Pro Forma Adjustments" are presented in accordance with GAAP and represent the following:

(a)

To adjust the balance sheet for the completed loan modification that occurred on November 1, 2016 in which the Company increased and extended its existing agreement with Silicon Valley Bank (“SVB”) to modify the existing $6,050,000 term loan with a maturity date of September 30, 2019 to a $13,000,000 term loan with a maturity date of November 1, 2016. The following is the impact on the unaudited pro forma condensed combined balance sheet (in thousands):

Increase in cash and cash equivalents	$8,160
Increase in current portion of long-term debt	67
Increase in long-term debt	8,093

(b)	To adjust the balance sheet for the funding of the preliminary estimated purchase price as follows (in thousands):

Decrease in cash and cash equivalents	$10,250
Increase in current portion of contingent liabilities	250
Increase in other long-term liabilities	1,500
Preliminary estimated purchase price	$12,000

(c)	To eliminate the following liabilities not assumed as part of the asset purchase agreement (in thousands):

Auction 123 cash	$2,223
Auction 123 other long-term assets	530
Auction 123 current portion of long-term debt	7
Auction 123 other accrued liabilities	34
Auction 123 long-term debt	13

(d)

To record $6,000,000 of intangible assets based on the preliminary assessment of their fair value.  The preliminary estimate of intangible assets includes software, trade names, customer relationships and non-competition agreements.

(e)	To record preliminary goodwill balance of $5,410,000.

(f)	To eliminate Auction 123’s historical equity.

(g)	To eliminate the transaction related costs recorded in the ARI statements of operations for the three and twelve month periods ended of $122,000 and $67,000 respectively.

(h)	To record amortization expense related to the acquired software and intangible assets as follows:

	Three months ended	Fiscal year ended
	October 31, 2016	July 31, 2016
Cost of revenue	$90	$360
Operating expenses	163	652
Total additional amortization expense	$253	$1,012

(i)

To record interest expense related to the new debt incurred to fund the acquisition of $82,000 and $326,000 for the three months and year ended, respectively, based on an interest rate of 4.0% on the SVB term loan modification.

(j)

Prior to the acquisition by ARI, Auction 123 was an S-Corp and all income tax was paid by the shareholders.  This adjustment is to record income tax expense (benefit) on the historical Auction 123 net income or loss and pro forma adjustments at an estimated rate of 40%.